    As filed with the Securities and Exchange Commission on November  15, 2000
                                                                     -----

                                                      Registration No. 333-
                                                                           -----

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            WEST POINTE BANCORP, INC.
             (Exact name of registrant as specified in its charter)


       ILLINOIS                                          36-4149655
(State of Incorporation)                    (I.R.S. Employer Identification No.)

5701 WEST MAIN STREET, BELLEVILLE, ILLINOIS                       62226
 (Address of Principal Executive Offices)                       (Zip Code)

                            WEST POINTE BANCORP, INC.
                             1998 STOCK OPTION PLAN
                              (Full title of plan)

                                TERRY W. SCHAEFER
                5701 WEST MAIN STREET, BELLEVILLE, ILLINOIS 62226
                     (Name and address of agent for service)

                                 (618) 234-5700
          (Telephone number, including area code, of agent for service)

                           Copies of all correspondence to:
                           John M. Welge
                           Bryan Cave LLP
                           One Metropolitan Square
                           211 N. Broadway, Suite 3600
                           St. Louis, Missouri  63102-2750
                           (314) 259-2000

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to       Amount to be         Offering Price Per     Aggregate Offering          Amount of
     be Registered             Registered               Share                   Price              Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,               50,000 (1) Shares          $38.11(2)             $1,905,761(2)             $503.13
$1.00 Par Value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undetermined number of Shares of Common Stock is being registered to cover any adjustment in the number of Shares of Common Stock issuable pursuant to the anti-dilution provisions of West Pointe Bancorp, Inc.'s 1998 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the book value of the shares computed as of the latest practicable date prior to the date of filing of this registration statement. There is no current market for the shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to
    Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by West Pointe Bancorp, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in the registration statement by reference:

         (a) The Company's effective registration statement on Form 10 filed on June 26, 2000 (file no. 000-30505) under the Securities Exchange Act of 1934 ("Exchange Act") containing audited financial statements for the Company's latest fiscal years ended December 31, 1999 and 1998; and

         (b) The description of the capital stock of the Company which is contained in the Company's registration statement on Form 10 filed on June 26, 2000 (file no. 000-30505); and

         (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 filed with the SEC on August 10, 2000.

         (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 filed with the SEC on November 9, 2000.

         All documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

         The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

         None.

Item 6. Indemnification of Directors and Officers

         Under Section 5/8.75 of the Illinois Business Corporation Act, the Company may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact the he or she is or was a director or officer of the Company incurred in connection with such action, suit or proceeding, if such officer of director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made with respect to any claim as to which such persons has been adjudged to have been liable to the Company.

         In addition, the Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which a director derived an improper personal benefit. If the Illinois Business Corporation Act is amended after the date of filing of the Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Illinois Business Corporation Act, as so amended.

Item 7. Exemption from Registration Claimed

         Not Applicable.

Item 8. Exhibits

         See Index to Exhibits.

Item 9. Undertakings

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belleville, State of Illinois on the 8th day of November, 2000.

                                       West Pointe Bancorp, Inc.



                                       By:      /s/ Terry W. Schaefer
                                          --------------------------------------
                                                Terry W. Schaefer
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Terry W. Schaefer and Harry E. Cruncleton, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the date indicated.

              Signatures                                      Titles                                    Date

/s/ Terry W. Schaefer                    Chief Executive Officer, Director                        November 8, 2000
------------------------------------
Terry W. Schaefer

/s/ Harry E. Cruncleton                  Chairman of the Board of Directors, Director             November 8, 2000
------------------------------------
Harry E. Cruncleton

/s/ William C. Allison                   Director                                                 November 8, 2000
------------------------------------
William C. Allison

/s/ David G. Embry                       Director                                                 November 8, 2000
------------------------------------
David G. Embry

/s/ Jack B. Haydon                       Director                                                 November 8, 2000
------------------------------------
Jack B. Haydon

/s/ Charles G. Kurrus, III               Director                                                 November 8, 2000
------------------------------------
Charles G. Kurrus, III

/s/ Edward J. Szewczyk                   Director                                                 November 8, 2000
------------------------------------
Edward J. Szewczyk

/s/ Wayne W. Weeke                       Director                                                 November 8, 2000
------------------------------------
Wayne W. Weeke

/s/ Bruce A. Bone                        Senior Vice President & Chief Financial Officer          November 8, 2000
------------------------------------
Bruce A. Bone

                                INDEX TO EXHIBITS

    Number                                              Description
    ------                                              -----------

    4.1                   Articles of Incorporation of West Pointe Bancorp, Inc. incorporated herein by reference to Exhibit 3.1 of West Pointe Bancorp, Inc.'s Form
                          10 filed on June 26, 2000 (file No. 00-30505)

    4.2                   Bylaws of West Pointe Bancorp, Inc. incorporated herein by referenced to Exhibit 3.2 of West Pointe Bancorp, Inc.'s Form 10 filed on June
                          26, 2000 (file No. 00-30505)

    5.1                   Opinion of Counsel

    23.1                  Consent of Independent Public Accountants

    23.2                  Consent of Counsel (included in Exhibit 5.1)

    24                    Power of Attorney (contained on Signature Page)

    99.1                  The West Pointe Bancorp, Inc. 1998 Stock Option Plan incorporated herein by reference to Exhibit 10.1 of West Pointe
                          Bancorp, Inc.'s Form 10 filed on June 26, 2000 (file
                          no. 000-30505)